EXECUTION VERSION

FIRST AMENDMENT dated as of October 7, 2019 (this “Amendment”) to the CREDIT AGREEMENT dated as of August 22, 2011, as amended and restated as of July 25, 2013, as further amended and restated as of March 31, 2016, and as further amended and restated as of August 28, 2019, among NCR CORPORATION (the “Borrower”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) (as amended and in effect prior to the effectiveness of this Amendment, the “Credit Agreement”).
WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement in the manner set forth below, and the Lenders whose signatures appear below, constituting the Required Lenders, are willing to amend the Credit Agreement, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended hereby).
SECTION 2.     Amendment of the Credit Agreement. Effective as of the First Amendment Effective Date (as defined below), Section 5.11(a) of the Credit Agreement is amended by deleting the second sentence thereof and replacing it with the following text:
“The proceeds of the Delayed Draw Term Loans will be used (i) solely to refinance all of the Existing 5.875% Notes and to pay fees and expenses in connection therewith and (ii) to the extent of any remaining proceeds, solely to refinance all or any portion of the Existing 6.375% Notes and to pay fees and expenses in connection therewith; provided that the Company may temporarily use the proceeds of the Delayed Draw Term Loans to repay Revolving Loans, so long as on or prior to December 31, 2019 such proceeds are ultimately reapplied as set forth above.”
SECTION 3.     Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a)     This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)     On the First Amendment Effective Date, and after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case as though made on and as of the First Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is so true and correct on and as of such prior date.
(c)     On and as of the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing.
SECTION 4.     Effectiveness. This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the Administrative Agent (or its counsel) shall have received duly executed counterparts (which may include telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page of a signed counterpart of this Amendment) hereof that, when taken together, bear the authorized signatures of the Administrative Agent, the Borrower and Lenders constituting the Required Lenders. The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 5.     Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
SECTION 6.     Effect of Amendment. %2.Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any of the other Loan Documents in similar or different circumstances.
(a)     On and after the First Amendment Effective Date, any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.
(b)     This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and each other Loan Document.
SECTION 7.     Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.     Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 10.     Incorporation by Reference. The submission to jurisdiction, service of process, venue, judgment currency, waiver of immunity and waiver of jury trial provisions set forth in the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

NCR CORPORATION,
by
/s/ Farzad Jalil
Name: Farzad Jalil
Title: Assistant Treasurer

JPMORGAN CHASE BANK, N.A., as Lender and as Administrative Agent,
by
/s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

BANK OF AMERICA, N.A., as Lender,
by
/s/ Kyle Oberkrom
Name: Kyle Oberkrom
Title: Associate

Name of Lender: WELLS FARGO BANK, NATIONAL ASSOCIATION

by
/s/ Evan Waschitz
Name: Evan Waschitz
Title: Director

Name of Lender: MUFG BANK, LTD.

by
/s/ Matthew Antioco
Name: Matthew Antioco
Title: Director

Name of Lender: PNC Bank, National Association

by
/s/ Jeffrey Mills
Name: Jeffrey Mills
Title: Vice President

Name of Lender: ROYAL BANK OF CANADA

by
/s/ Kamran Khan
Name: Kamran Khan
Title: Authorized Signatory

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender: SUNTRUST BANK

by
/s/ David Bennett
Name: David Bennett
Title: Director

Name of Lender: Capital One National Association

by
/s/ Timothy A. Ramijanc
Name: Timothy A. Ramijanc
Title: Duly Authorized Signatory

Name of Lender: Fifth Third Bank

by
/s/ Dan Komitor
Name: Dan Komitor
Title: Senior Relationship Manager

Name of Lender: CITIBANK, N.A.

by
/s/ Javier Escobar
Name: Javier Escobar
Title: Director and Vice President

Name of Lender: UNICREDIT BANK AG, NEW YORK BRANCH

by
/s/ Julien Tizorin
Name: Julien Tizorin
Title: Managing Director

by
/s/ Byron Korutz
Name: Byron Korutz
Title: Associate Director

Name of Lender: TD BANK, N.A.

by
/s/ Shreya Shah
Name: Shreya Shah
Title: Senior Vice President

Name of Lender: Santander Bank, NA

by
/s/ Patrick McMullan
Name: Patrick McMullan
Title: Senior Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender: THE NORTHERN TRUST COMPANY

by
/s/ Kimberly A. Crotty
Name: Kimberly A. Crotty
Title: Vice President

Name of Lender: HSBC BANK USA, National Association

by
/s/ Chris Pirkle
Name: Chris Pirkle
Title: SVP – Regional Director

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender: KeyBank National Association

by
/s/ Karson Malecky
Name: Karson Malecky
Title: Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender: Standard Chartered Bank

by
/s/ James Beck
Name: James Beck
Title: Associate Director

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender: Branch Banking & Trust Company

by
/s/ Ketak Sampat
Name: Ketak Sampat
Title: Senior Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender: People's United Bank, N.A.

by
/s/ Darci Buchanan
Name: Darci Buchanan
Title: Senior Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender: SYNOVUS BANK

by
/s/ Chandra Cockrell
Name: Chandra Cockrell
Title: Relationship Manager

Name of Lender: Capital Bank

by
/s/ Kevin McConaha
Name: Kevin McConaha
Title: VP/Senior Commercial Relationship Manager

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender: _First National Bank of Omaha

by
/s/ Dale Ervin
Name: Dale Ervin
Title: Senior Advisor

For any Lender requiring a second signature block:

by

Name:
Title: